Exhibit 3.2

FORM OF AMENDED AND RESTATED

BYLAWS OF

HOLTEC NUCLEAR CORPORATION

(a Delaware corporation)

ARTICLE I

CORPORATE OFFICES

Section 1.1 Registered Office. The registered office of Holtec Nuclear Corporation (the “Corporation”) shall be fixed in the Certificate of Incorporation of the Corporation (as the same may be amended and/or restated from time to time and including any certificate of designations relating to any series of Preferred Stock (each hereinafter referred to as a “Preferred Stock Designation”), the “Certificate of Incorporation”).

Section 1.2 Other Offices. The Corporation may also have an office or offices, and keep the books and records of the Corporation, except as may otherwise be required by law, at such other place or places, either within or without the State of Delaware, as the Corporation may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1 Annual Meeting. Any annual meeting of the stockholders of Corporation, for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, either within or without the State of Delaware, on such date, and at such time as the Board of Directors of the Corporation (the “Board of Directors” or the “Board”) shall fix. The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.

Section 2.2 Special Meeting. Except as otherwise required by law, a special meeting of the stockholders of the Corporation may be called as provided for in the Certificate of Incorporation. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice of such meeting. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors; provided, however, that with respect to any special meeting of stockholders previously called and scheduled at the request of the Class B Holders (as defined in the Certificate of Incorporation), the Board of Directors shall not postpone, reschedule or cancel such special meeting without the prior written consent of the Class B Holders.

Section 2.3 Notice of Stockholders’ Meetings.

(a) Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting of stockholders shall specify the place, if any, date and time of the meeting of stockholders, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining the stockholders entitled to notice of the meeting) and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting. The notice shall be given not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws (as the same may be amended and/or restated from time to time, the “Bylaws”). In the case of a special meeting, the purpose or purposes for which the meeting is called also shall be set forth in the notice.

(b) Except as otherwise required by law, notice may be given by the Corporation in writing directed to a stockholder’s mailing address as it appears on the records of the Corporation and shall be given: (i) if mailed, when notice is deposited in the U.S. mail, postage prepaid; and (ii) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address.

(c) So long as the Corporation is subject to the Securities and Exchange Commission’s proxy rules set forth in Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), notice shall be given in the manner required by such rules. To the extent permitted by such rules, notice may be given by electronic transmission directed to the stockholder’s electronic mail address, and if so given, shall be given when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by Section 232(e) of the General Corporation Law of the State of Delaware (as the same exists or may hereafter be amended from time to time, the “DGCL”). If notice is given by electronic mail, such notice shall comply with the applicable provisions of Sections 232(a) and 232(d) of the DGCL.

(d) Notice may be given by other forms of electronic transmission with the consent of a stockholder in the manner permitted by Section 232(b) of the DGCL and shall be deemed given as provided therein.

(e) An affidavit that notice has been given, executed by the Secretary, Assistant Secretary or any transfer agent or other agent of the Corporation, shall be, in the absence of fraud, prima facie evidence of the facts stated in the notice. Notice shall be deemed to have been given to all stockholders who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Exchange Act and Section 233 of the DGCL.

(f) When a meeting is adjourned to another time or place (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), notice need not be given of the adjourned meeting if the place, if any, date and time thereof, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are: (i) announced at the meeting at which the adjournment is taken; (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxyholders to participate in the meeting by means of remote communication; or (iii) set forth in the notice of meeting given in accordance with Section 2.3(a); provided, however, that if the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 7.5, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.

Section 2.4 Organization.

(a) Meetings of stockholders shall be presided over by the Chairman of the Board (the “Chairman”) or in his or her absence, by the Vice Chairman of the Board (“Vice Chairman”), in his or her absence, the Lead Director, if any, or, in his or her absence, by another director or officer designated by the Board of Directors. The Secretary, or in his or her absence, an Assistant Secretary, or in the absence of the Secretary and all Assistant Secretaries, a person whom the chairman of the meeting shall appoint, shall act as secretary of the meeting and keep a record of the proceedings thereof.

(b) The date and time of the opening and the closing of the polls for each matter upon which the stockholders shall vote at a meeting of stockholders shall be announced at the meeting. The Board of Directors may adopt such rules and regulations for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the authority to adopt and enforce such rules and regulations for the conduct of any meeting of stockholders and the safety of those in attendance as, in the judgment of the chairman, are necessary, appropriate or convenient for the conduct of the meeting. Rules and regulations for the conduct of meetings of stockholders, whether adopted by the Board of Directors or by the chairman of the meeting, may include, without limitation, establishing: (i) an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies, qualified representatives (including rules around who qualifies as such) and such other persons as the chairman of the meeting shall permit; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted for consideration of each agenda item and for questions and comments by participants; (vi) regulations for the opening and closing of the polls for balloting and matters which are to be voted on by ballot (if any); and (vii) procedures (if any) requiring attendees to provide the Corporation advance notice of their intent to attend the meeting. Subject to any rules and regulations adopted by the Board of Directors, the chairman of the meeting may convene and, for any or no reason, from time to time, adjourn and/or recess any meeting of stockholders. Unless and to the extent not otherwise determined by the Board of Directors and subject to Section 2.10(c), the chairman of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to declare that a nomination or other business was not properly brought before the meeting if the facts warrant (including if a determination is made, pursuant to Section 2.10(c)(i) of these Bylaws, that a nomination or other business was not made or proposed, as the case may be, in accordance with Section 2.10 of these Bylaws), and if such chairman should so declare, such nomination shall be disregarded or such other business shall not be transacted or considered (and such nominee shall be disqualified from standing for election or re-election as a director). Unless and to the extent not otherwise determined by the Board of Directors or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 2.5 List of Stockholders. The Corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date. Such list shall be arranged in alphabetical order and shall show the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing in this Section 2.5 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of 10 days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided, that the information required to gain access to such list is provided with the notice of meeting; or (b) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.5 or to vote in person or by proxy at any meeting of stockholders.

Section 2.6 Quorum. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, at any meeting of stockholders, the holders of a majority of the voting power of the stock outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business; provided, however, that where a separate vote by a class or series or classes or series is required, the holders of a majority of the voting power of stock of such class or series or classes or series outstanding and entitled to vote on that matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter. If a quorum is not present or represented at any meeting of stockholders, then the chairman of the meeting, or the holders of a majority of the voting power of the stock present in person or represented by proxy at the meeting and entitled to vote thereon, shall have power to adjourn the meeting from time to time in accordance with Section 2.7 until a quorum is present or represented. Subject to applicable law, if a quorum initially is present at any meeting of stockholders, the stockholders may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, but if a quorum is not present at least initially, no business other than adjournment may be transacted.

Section 2.7 Adjourned Meeting. At any such adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

Section 2.8 Voting; Proxies.

(a) Except as otherwise provided by law or the Certificate of Incorporation, each holder of stock of the Corporation entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of such stock held of record by such holder that has voting power upon the subject matter in question.

(b) Unless a different or minimum vote is required by law, the Certificate of Incorporation, these Bylaws or any law, rule or regulation applicable to the Corporation or its securities (in which case such different or minimum vote shall be the applicable vote on the matter), at each meeting of stockholders at which a quorum is present, (i) all corporate actions to be taken by vote of the stockholders (other than the election of directors) shall be approved by the affirmative vote of the holders of at least a majority of the voting power of the stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter, and (ii) where a separate vote by a class or series or classes or series is required, if a quorum of such class or series or classes or series is present at the meeting, such act shall be approved by the affirmative vote of the holders of at least a majority of the voting power of the stock of such class or series or classes or series present in person or represented by proxy at the meeting and entitled to vote on the subject matter. Voting at meetings of stockholders need not be by written ballot.

(c) Every stockholder entitled to vote for directors, or on any other matter, shall have the right to do so either in person or by one or more persons authorized to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or an executed new proxy bearing a later date.

Section 2.9 Submission of Information Regarding Director Nominees.

(a) As to each person whom a stockholder proposes to nominate for election or re-election as a director of the Corporation under Section 2.10 below, the stockholder must deliver to the Secretary at the principal executive offices of the Corporation the following information:

(i) a written representation and agreement (in the form to be provided by the Secretary (or his or her designee) upon written request of any stockholder of record within five business days following a request therefor), which shall be signed by the person proposed to be nominated and pursuant to which such person shall represent and agree that such person: (A) consents to serving as a director if elected and to being named as a nominee in a proxy statement and form of proxy relating to the meeting at which directors are to be elected, and currently intends to serve as a director for the full term for which such person is standing for election; (B) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity: (1) as to how the person, if elected as a director, will act or vote on any issue or question, except as disclosed in such representation and agreement to the Corporation; or (2) that could limit or interfere with the person’s ability to comply, if elected as a director, with such person’s fiduciary duties under applicable law; (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director or nominee, except as disclosed in such representation and agreement to the Corporation; and (D) if elected as a director, will comply with all of the Corporation’s corporate governance policies and guidelines related to conflict of interest, confidentiality and stock ownership, as well as trading policies and governance guidelines of the Corporation, as applicable, and any other Corporation policies and guidelines applicable to directors (which will be provided by the Secretary (or his or her designee) to such person within five business days following a request therefor); and

(ii) fully completed and signed questionnaire(s) prepared by the Corporation, with respect to such proposed nominee(s) in the form to be provided by the Secretary (or his or her designee) within five business days following a request therefor (the “Questionnaire(s)”).

(b) A proposed nominee for election or re-election as a director of the Corporation pursuant to Section 2.10 will provide to the Corporation such other information as the Corporation may reasonably request, including such information reasonably necessary for the Corporation to determine whether such proposed nominee will satisfy any qualifications, requirements or standards imposed by the Certificate of Incorporation or these Bylaws, any law, rule, regulation or listing standard that may be applicable to the Corporation, or relevant to a determination whether such person can be considered an independent director of the Corporation under the applicable listing stock exchange rules.

(c) If a stockholder has submitted notice of an intent to nominate a candidate for election or re-election as a director pursuant to Section 2.10, all written and signed representations and agreements and all fully completed and signed Questionnaires described in this Section 2.9 shall be provided to the Corporation at the same time as such notice for the notice to be considered timely, and the additional information described in Section 2.9(b) above shall be provided to the Corporation promptly upon request by the Corporation, but in any event within five business days after such request (or by the day prior to the day of the annual meeting, if earlier). All information provided pursuant to this Section 2.9 shall be deemed part of the stockholder’s notice submitted pursuant to Section 2.10.

Section 2.10 Notice of Stockholder Business and Nominations.

(a) Annual Meeting.

(i) Nominations of persons for election to the Board of Directors and the proposal of business other than nominations to be considered by the stockholders may be made at an annual meeting of stockholders only: (A) by or at the direction of the Class B Holders; (B) pursuant to the Corporation’s notice of meeting (or any supplement thereto); (C) by or at the direction of the Board of Directors (or any authorized committee thereof); and (D) by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.10(a) is delivered to the Secretary, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.10(a). For the avoidance of doubt, except as provided for in clause (A) above, the foregoing clause (D) shall be the exclusive means for a stockholder to make nominations or propose other business at an annual meeting of stockholders. Notwithstanding anything to the contrary contained in this Section 2.10 or these Bylaws, the Class B Holders shall not be subject to the procedures set forth in this Section 2.10 or Section 2.9 with respect to any annual or special meeting of stockholders.

(ii) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (D) of the foregoing paragraph, the stockholder must have given timely notice thereof in writing to the Secretary and, in the case of business other than nominations, such business must be a proper subject for stockholder action under applicable law. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business (as defined in Section 2.10(c)(ii) below) on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, or if no annual meeting was held (or deemed to have been held) in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the date on which public announcement (as defined in Section 2.10(c)(ii) below) of the date of such meeting is first made by the Corporation. In no event shall an adjournment or recess of an annual meeting, or a postponement of an annual meeting for which notice of the meeting has already been given to stockholders or a public announcement of the meeting date has already been made, or a public announcement of the foregoing, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A stockholder’s notice given in accordance with this Section 2.10 must contain the names of only the nominees for whom such stockholder (or beneficial owner, if any) intends to solicit proxies. For the avoidance of doubt, the number of nominees a stockholder may nominate for election at the annual meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the annual meeting on behalf of the beneficial owner) shall not exceed the number of directors to be elected at such annual meeting. For purposes of this Section 2.10, the 2026 annual meeting of stockholders shall be deemed to have been held on [    ], 2026. Such stockholder’s notice shall set forth:

(A) as to each person whom the stockholder proposes to nominate for election or re-election as a director: (1) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act; and (2) the information and documents required to be submitted regarding nominees pursuant to Section 2.9 within the time periods specified in Section 2.9;

(B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the proposal is made and if such stockholder or beneficial owner is an entity, as to each control person (as defined below);

(C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made or the other business is proposed:

(1) the name and address of such stockholder, as they appear on the Corporation’s books, and the name and address of such beneficial owner;

(2) the class or series and number of shares of stock of the Corporation which are owned of record by such stockholder and such beneficial owner as of the date of the notice; and

(3) a representation that the stockholder is a holder of record of stock of the Corporation, entitled to vote at such meeting and that the stockholder (or a qualified representative of the stockholder) intends to appear in person or by proxy at the meeting to make such nomination or propose such business; and

(D) as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made or the other business is proposed, as to such beneficial owner, and if such stockholder or beneficial owner is an entity, as to each individual who is a director, executive officer (as defined in Rule 3b-7 under the Exchange Act regardless of whether the company is a public listed corporation), general partner, managing member or another control person of such entity or of any entity that has or shares control of such entity (any such individual or entity, a “control person”):

(1) the class or series and number of shares of stock of the Corporation which are beneficially owned (as defined in Section 2.10(c)(ii) below) by such stockholder or beneficial owner and by any control person as of the date of the notice,;

(2) a description (which description shall include, in addition to all other information described in this clause (2), information identifying all parties thereto) of (x) any plans or proposals which such stockholder, beneficial owner, if any, or control person may have with respect to securities of the Corporation that would be required to be disclosed pursuant to Item 4 of Schedule 13D under the Exchange Act and (y) any agreement, arrangement or understanding with respect to the nomination or other proposed business between or among such stockholder, beneficial owner or control person and any other person, including, without limitation, any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D under the Exchange Act (in the case of either clause (x) or (y), regardless of whether the requirement to file a Schedule 13D is applicable);

(3) a description (which description shall include, in addition to all other information described in this clause (3), information identifying all parties thereto) of any instrument, agreement, arrangement or understanding (including, without limitation, any option, warrant, forward contract, swap, contract of sale or other derivative or similar agreement or short positions, profit interests, convertible securities, stock appreciation or similar rights, hedging or pledging transactions, voting rights, dividend rights and/or borrowed or loaned shares), whether the instrument, agreement, arrangement or understanding is to be settled with shares or with cash based on the notional amount or value of outstanding shares of stock that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder, beneficial owner or control person, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class or series of the Corporation’s stock, or maintain, increase or decrease the voting power of the stockholder, beneficial owner or control person with respect to securities of the Corporation;

(4) a representation as to whether the stockholder, beneficial owner, if any, control person or any other participant (as defined in Item 4 of Schedule 14A under the Exchange Act) will engage in a solicitation with respect to such nomination or proposal and, if so, the name of each participant in such solicitation, whether such solicitation will be conducted as an exempt solicitation under Rule 14a-2(b) of the Exchange Act, the name of each participant in such solicitation and (x) in the case of a proposal of business other than nominations, whether such person or group intends to deliver a proxy statement and form of proxy through means satisfying each of the conditions that would be applicable to the Corporation under either Rule 14a-16(a) under the Exchange Act or Rule 14a-16(n) under the Exchange to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal, and/or (y) in the case of any solicitation that is subject to Rule 14a-19 of the Exchange Act, confirming that such person or group will deliver, through means satisfying each of the conditions that would be applicable to the Corporation under either Exchange Act Rule 14a-16(a) or Exchange Act Rule 14a-16(n), a proxy statement and form of proxy to holders of at least 67% of the voting power of the Corporation’s stock entitled to vote generally in the election of directors (for purposes of this clause (4), the term “holders” shall include, in addition to stockholders of record, any beneficial owners pursuant to Rule 14b-1 and Rule 14b-2 of the Exchange Act);

(5) a representation that promptly after soliciting the holders of the Corporation’s stock referred to in the representation required under clause (a)(ii)(D)(4) of this Section 2.10, and in any event no later than the 10th day before such meeting of stockholders, such stockholder or beneficial owner will provide the Corporation with documents, which may take the form of a certified statement and documentation from a proxy solicitor, specifically demonstrating that the necessary steps have been taken to deliver a proxy statement and form of proxy to holders of such percentage of the Corporation’s stock; and

(6) any other information relating to such stockholder, beneficial owner or control person, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder.

(iii) A stockholder providing notice of a proposed nomination for election to the Board of Directors or other business proposed to be brought before a meeting shall update and supplement such notice (including, without limitation, the information set forth in this Section 2.10 and Section 2.9) to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (x) as of the record date for notice and voting at the meeting and (y) as of the date that is 15 days prior to the meeting or any adjournment or postponement thereof. Any such update and supplement shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation (i) in the case of any update and supplement required to be made as of the record date for notice of the meeting, not later than five days after the later of such record date and the public announcement of such record date and (ii) in the case of any update or supplement required to be made as of 15 days prior to the meeting or adjournment or postponement thereof, not later than 10 days prior to the date for the meeting or any adjournment or postponement thereof. For the avoidance of doubt, the obligation to update and supplement as set forth in this Section 2.10 or any other section of these Bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or under any other provision of these Bylaws or enable or be deemed to permit a stockholder who has previously submitted notice hereunder or under any other provision of these Bylaws to amend or update any nomination or other business proposal or to submit any new nomination or other business proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of stockholders.

(iv) Notwithstanding anything in this Section 2.10 to the contrary, if the record date for determining the stockholders entitled to vote at any meeting of stockholders is different from the record date for determining the stockholders entitled to notice of the meeting, a stockholder’s obligation to update and supplement the notice to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct as of the record date as set forth in this Section 2.10 shall require such update and supplement to be as of the record date for determining the stockholders entitled to vote at the meeting, or by the opening of business on the date of the meeting (whichever is earlier).

(v) This Section 2.10 shall not apply to a proposal proposed to be made by a stockholder if the stockholder has notified the Corporation of his or her intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

(vi) Notwithstanding anything in this Section 2.10(a) to the contrary, in the event that the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees proposed by the Board of Directors to be elected at such meeting for directors or specifying the size of the increased Board of Directors made by the Corporation at least 10 days prior to the last day a stockholder may deliver a notice in accordance with Section 2.10(a) above, a stockholder’s notice required by this Section 2.10(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

(b) Special Meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting: (i) by or at the direction of the Board of Directors (or any authorized committee thereof) or the Class B Holders requesting the calling of such special meeting pursuant to the Certificate of Incorporation or Section 2.2 of these Bylaws; or (ii) provided that the Board of Directors or the Class B Holders requesting the calling of such special meeting pursuant to the Certificate of Incorporation or Section 2.2 of these Bylaws has determined that one or more directors are to be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.10(b) is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who delivers a timely notice thereof in writing setting forth the information required by Section 2.10(a) above and provides the additional information required by Section 2.9 above. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the notice required by this Section 2.10(b) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the date on which public announcement of the date of the special meeting at which directors are to be elected is first made by the Corporation. For the avoidance of doubt, the number of nominees a stockholder may nominate for election at the special meeting (or in the case of a stockholder giving the notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election at the special meeting on behalf of such beneficial owner) shall not exceed the number of directors to be elected at such special meeting. In no event shall an adjournment or recess of a special meeting, or a postponement of a special meeting for which notice of the meeting has already been given to stockholders or a public announcement of the meeting date has already been made, or a public announcement of the foregoing, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c) General.

(i) Except as otherwise required by law, only such persons who are nominated in accordance with the procedures set forth in this Section 2.10 shall be eligible to be elected at any meeting of stockholders of the Corporation to serve as directors and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.10. Notwithstanding any other provision of these Bylaws, a stockholder (and any beneficial owner on whose behalf a nomination is made or other business is proposed, and if such stockholder or beneficial owner is an entity, any control person) shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.10; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.10. Except as otherwise provided by law, each of the Chairman, the Board of Directors and the chairman of the meeting (subject to the supervision, discretion and control of the Board of Directors) shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2.10 (including whether a stockholder or beneficial owner provided all information and complied with all representations required under Section 2.9 and/or this Section 2.10 and/or complied with the requirements of Rule 14a-19 under the Exchange Act). If any proposed nomination or other business is not in compliance with this Section 2.10, including due to a failure to comply with the requirements of Rule 14a-19 under the Exchange Act, then except as otherwise required by law, the Board of Directors (or an authorized committee thereof), or, at any meeting of stockholders, the chairman of the meeting (subject to the supervision, discretion and control of the Board of Directors) shall declare that such nomination shall be disregarded or that such other business shall not be transacted. Notwithstanding the foregoing provisions of this Section 2.10, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other business (whether pursuant to the requirements of these Bylaws or in accordance with Rule 14a-8 under the Exchange Act), such nomination shall be disregarded and such other business shall not be transacted, notwithstanding that proxies and votes in respect of such nomination or other business may have been received by the Corporation. To be considered a “qualified representative” of a stockholder for purposes of these Bylaws, a person must be a duly authorized officer, manager or partner of such stockholder or authorized by a writing executed by such stockholder (or a reliable reproduction or electronic transmission of the writing) delivered to the Corporation prior to the making of such nomination or proposal at such meeting (and in any event not fewer than five business days before the meeting) stating that such person is authorized to act for such stockholder as proxy at the meeting of stockholders.

(ii) For purposes of this Section 2.10, the “close of business” shall mean 6:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not the day is a business day, and a “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act. For purposes of this Section 2.10, shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (A) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both); (B) sole or shared right to vote such shares; provided, however, that a person shall not be deemed to beneficially own such shares if the right to vote such shares arises solely from a revocable proxy or consent given to such person in response to a public proxy or consent solicitation made pursuant to and in accordance with applicable rules and regulations promulgated under the Exchange Act; and/or (C) sole or shared investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

(iii) Nothing in this Section 2.10 shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation (including any Preferred Stock Designation).

(iv) Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use for solicitation by the Board of Directors.

Section 2.11 Inspectors of Election. Before any meeting of stockholders, the Corporation may, and shall if required by law, appoint one or more inspectors of election to act at the meeting and make a written report thereof. Inspectors may be employees of the Corporation. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of the meeting may, and shall if required by law, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. Inspectors need not be stockholders. No director or nominee for the office of director at an election shall be appointed as an inspector at such election.

Such inspectors shall:

(a) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum and the validity of proxies and ballots;

(b) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors;

(c) count and tabulate all votes and ballots; and

(d) certify the determination of the number of shares represented at the meeting, and the count of all votes and ballots.

Section 2.12 Meetings by Remote Communications. The Board of Directors may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a)(2) of the DGCL. If authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication: (a) participate in a meeting of stockholders; and (b) be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided, that: (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder; (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially and concurrently with such proceedings; and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the Corporation.

Section 2.13 Delivery to the Corporation. Whenever this Article II requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information (other than a document authorizing another person to act for a stockholder by proxy at a meeting of stockholders pursuant to Section 212 of the DGCL) to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), the Corporation shall not be required to accept delivery of such document or information unless the document or information is in writing exclusively (and not in an electronic transmission) and delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested. For the avoidance of doubt, the Corporation expressly opts out of Section 116 of the DGCL with respect to the delivery of information and documents (other than a document authorizing another person to act for a stockholder by proxy at a meeting of stockholders pursuant to Section 212 of the DGCL or any document from any of the Class B Holders or its affiliates) to the Corporation required by this Article II.

ARTICLE III

DIRECTORS

Section 3.1 Powers. Except as otherwise required by the DGCL or as provided in the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities these Bylaws expressly confer upon it, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law, the Certificate of Incorporation or these Bylaws required to be exercised or done by the stockholders.

Section 3.2 Number, Term of Office and Election. Except as otherwise provided for or fixed pursuant to the Certificate of Incorporation, the Board of Directors shall consist of such number of directors as set forth pursuant to the Certificate of Incorporation. At any meeting of stockholders at which directors are to be elected, directors shall be elected by a plurality of the votes cast, and the term of each director so elected shall be as set forth in the Certificate of Incorporation. Directors need not be stockholders unless so required by the Certificate of Incorporation or these Bylaws, wherein other qualifications for directors may be prescribed.

Section 3.3 Vacancies and Newly Created Directorships. Subject to the rights of the holders of any outstanding series of Preferred Stock, and unless otherwise required by law or provided for or fixed pursuant to the Certificate of Incorporation, newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only in the manner provided in and to the extent permitted under the Certificate of Incorporation.

Section 3.4 Resignations and Removal.

(a) Any director may resign at any time upon notice given in writing or by electronic transmission to the Board of Directors, the Chairman or the Secretary. Such resignation shall take effect upon delivery, unless the resignation specifies a later effective date or time or an effective date or time determined upon the happening of an event or events. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

(b) Directors of the Corporation, including Chairman and Vice Chairman, may be removed from office only in the manner provided in and to the extent permitted in the Certificate of Incorporation.

Section 3.5 Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, if any, within or without the State of Delaware, on such date or dates and at such time or times, as shall have been established by the Board of Directors and publicized among all directors. A notice of each regular meeting shall not be required.

Section 3.6 Special Meetings. Special meetings of the Board of Directors for any purpose or purposes may be called as set forth in the Certificate of Incorporation. The person or persons authorized to call special meetings of the Board of Directors may fix the place, if any, within or without the State of Delaware, date and time of such meetings. Notice of each such meeting shall be given to each director, if by mail, addressed to such director at his or her residence or usual place of business, at least five days before the day on which such meeting is to be held, or shall be sent to such director by electronic transmission, or be delivered personally or by telephone, in each case at least 24 hours prior to the time set for such meeting. A notice of special meeting need not state the purpose of such meeting, and, unless indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 3.7 Remote Participation in Meetings. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 3.8 Quorum and Voting. The Certificate of Incorporation sets forth the quorum for the transaction of business at any meeting of the Board of Directors, and the vote that shall be the act of the Board of Directors. If a quorum is not present at any meeting of the Board of Directors (including, as applicable, due to not having the presence of at least one Founder Director (as defined in the Certificate of Incorporation), if then serving), then the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

Section 3.9 Board of Directors Action by Written Consent Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting; provided, that all members of the Board of Directors or committee, as the case may be, consent in writing or by electronic transmission to such action. After an action is taken, the consent or consents relating thereto shall be filed with the minutes or proceedings of the Board of Directors or committee in the same paper or electronic form as the minutes are maintained. Any person (whether or not then a director) may provide, whether through instruction to an agent or otherwise, that a consent to action shall be effective at a future time (including a time determined upon the happening of an event), no later than 60 days after such instruction is given or such provision is made and such consent shall be deemed to have been given at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective.

Section 3.10 Chairman of the Board. Meetings of Board of Directors shall be presided over by the Chairman or in his or her absence, by the Vice Chairman, or in his or her absence, the Lead Director (if any), or, in his or her absence, by another director designated by the Board of Directors. The director who shall preside at executive sessions of non-management and/or independent directors shall be set forth in the Company’s corporate governance principles (or equivalent document).

Section 3.11 Rules and Regulations. The Board of Directors may adopt such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation or these Bylaws for the conduct of its meetings and management of the affairs of the Corporation as the Board of Directors shall deem proper.

Section 3.12 Fees and Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation, directors may receive such compensation, if any, for their services on the Board of Directors and its committees, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors.

ARTICLE IV

COMMITTEES

Section 4.1 Committees of the Board of Directors. The Board of Directors may designate one or more committees, each such committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee to replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by law and provided in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval; or (b) adopting, amending or repealing any bylaw of the Corporation. All committees of the Board of Directors shall keep minutes of their meetings and shall report their proceedings to the Board of Directors when requested or required by the Board of Directors.

Section 4.2 Meetings and Action of Committees. Unless the Board of Directors provides otherwise by resolution or otherwise provided in a committee charter, any committee of the Board of Directors may adopt, alter and repeal such rules and regulations not inconsistent with the provisions of law, the Certificate of Incorporation or these Bylaws for the conduct of its meetings as such committee may deem proper. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, and except as otherwise provided in a resolution of the Board of Directors; a majority of the directors then serving on a committee shall constitute a quorum for the transaction of business by the committee. Unless the Certificate of Incorporation, these Bylaws or a resolution of the Board of Directors requires a greater number, the vote of a majority of the members of a committee present at a meeting at which a quorum is present shall be the act of the committee.

ARTICLE V

OFFICERS

Section 5.1 Officers. The officers of the Corporation may consist of a Chief Executive Officer, a President, a Chief Financial Officer and a Secretary, who shall be elected by the Board of Directors. The Corporation may have one or more Senior or Executive Vice Presidents, a Secretary, a Treasurer, a Controller and such other officers as the Board of Directors or the Chief Executive Officer may from time to time determine, each of whom shall be elected by the Board of Directors or the Chief Executive Officer, each to have such authority, functions or duties as set forth in these Bylaws or as determined by the Board of Directors or the Chief Executive Officer, to the extent not so provided or determined, such duties, authority and functions as generally pertain to their respective offices, subject to the control of the Board of Directors or the Chief Executive Officer, as applicable. Each officer shall be elected by the Board of Directors or the Chief Executive Officer, as applicable, and shall hold office for such term as may be prescribed by the Board of Directors or the Chief Executive Officer, as applicable, and until such person’s successor shall have been duly elected and qualified, or until such person’s earlier death, disqualification, resignation or removal. Any number of offices may be held by the same person; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Certificate of Incorporation or these Bylaws to be executed, acknowledged or verified by two or more officers. The Board of Directors or the Chief Executive Officer, as applicable, may determine to leave any office vacant.

Section 5.2 Compensation. The salaries of the officers of the Corporation and the manner and time of the payment of such salaries shall be fixed and determined by the Board of Directors (or its authorized committee) or, with respect to the officers elected by the Chief Executive Officer, by the Chief Executive Officer and may be altered by the Board of Directors or by the Chief Executive Officers, as applicable, from time to time as it deems appropriate, subject to the rights, if any, of such officers under any contract of employment and the terms of any committee charters.

Section 5.3 Removal, Resignation and Vacancies. Any officer of the Corporation may be removed, with or without cause, by the Board of Directors or, with respect to officers elected by the Chief Executive Officer, by the Chief Executive Officer, without prejudice to the rights, if any, of such officer under any contract to which he or she is a party. Any officer may resign at any time upon notice given in writing or by electronic transmission to the Corporation, without prejudice to the rights, if any, of the Corporation under any contract to which such officer is a party. If any vacancy occurs in any office of the Corporation, the Board of Directors or the Chief Executive Officer, as applicable, may elect a successor to fill such vacancy for the remainder of the unexpired term and until a successor shall have been duly elected and qualified, or such office may be left vacant.

Section 5.4 Chief Executive Officer. The Chief Executive Officer shall have general supervision and direction of the business and affairs of the Corporation, shall be responsible for corporate policy and strategy, and shall report directly to the Board of Directors. Unless otherwise provided in these Bylaws or determined by the Board of Directors, all other officers of the Corporation shall report directly to the Chief Executive Officer or as otherwise determined by the Chief Executive Officer.

Section 5.5 President. The President shall have general responsibility for the management and control of the operations of the Corporation. The President shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors or the Chief Executive Officer may from time to time determine.

Section 5.6 Chief Financial Officer. The Chief Financial Officer shall exercise all the powers and perform the duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the Corporation. Unless otherwise determined by the Board of Directors, the Chief Financial Officer shall be the chief accounting officer of the Corporation. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors, the Chief Executive Officer or the President may from time to time determine.

Section 5.7 Treasurer. The Treasurer shall supervise and be responsible for all the funds and securities of the Corporation, the deposit of all monies and other valuables to the credit of the Corporation in depositories of the Corporation, borrowings and compliance with the provisions of all indentures, agreements and instruments governing such borrowings to which the Corporation is a party, the disbursement of funds of the Corporation and the investment of its funds, and in general shall perform all of the duties incident to the office of the Treasurer. The Treasurer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors, the Chief Executive Officer, the President or the Chief Financial Officer may from time to time determine.

Section 5.8 Controller. The Controller shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such financial, accounting or other duties as the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer may from time to time determine.

Section 5.9 Secretary. The powers and duties of the Secretary are: (i) to act as Secretary at all meetings of the Board of Directors, of the committees of the Board of Directors and of the stockholders and to record the proceedings of such meetings in a book or books to be kept for that purpose; (ii) to see that all notices required to be given by the Corporation are duly given and served; (iii) to act as custodian of the seal of the Corporation, if any, and affix the seal or cause it to be affixed to all certificates of stock of the Corporation and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; (iv) to have charge of the books, records and papers of the Corporation and see that the reports, statements and other documents required by law to be kept and filed are properly kept and filed; and (v) to perform all of the duties incident to the office of Secretary. The Secretary shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties as the Board of Directors, the Chief Executive Officer or the President may from time to time determine. In the Secretary’s absence, an Assistant Secretary or his or her designee, but if neither is present, another person selected by the chairman of the meeting, shall perform the duties of the Secretary.

Section 5.10 Additional Matters. The Board of Directors or the Chief Executive Officer shall have the authority to designate employees of the Corporation to have the title of Executive Vice President, Senior Vice President, Vice President, Assistant Vice President, Assistant Treasurer or Assistant Secretary. Any employee so designated shall have the powers and duties determined by the Board of Directors or the Chief Executive Officer. The persons upon whom such titles are conferred shall not be deemed officers of the Corporation for purposes of these Bylaws or the rules and regulations of the Securities and Exchange Commission, unless elected by the Board of Directors or unless the Chief Executive Officer has specifically been given such designation authority by the Board.

Section 5.11 Checks; Drafts; Evidences of Indebtedness. From time to time, the Board of Directors shall determine the method, and designate (or authorize officers of the Corporation to designate) the person or persons who shall have authority, to sign or endorse all checks, drafts, other orders for payment of money and notes, bonds, debentures or other evidences of indebtedness that are issued in the name of or payable by the Corporation, and only the persons so authorized shall sign or endorse such instruments.

Section 5.12 Corporate Contracts and Instruments; How Executed. Except as otherwise provided in these Bylaws, the Board of Directors may determine the method, and designate (or authorize officers of the Corporation to designate) the person or persons who shall have authority to enter into any contract or execute any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances. Unless so authorized, or within the power incident to a person’s office or other position with the Corporation, no person shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 5.13 Signature Authority. Unless otherwise specifically determined by the Board of Directors or otherwise provided by law or these Bylaws, contracts, evidences of indebtedness and other instruments or documents of the Corporation may be executed, signed or endorsed: (i) by the Chief Executive Officer; or (ii) by the Chief Financial Officer, President, any Executive or Senior Vice President, Treasurer, Secretary or Controller, in each case only with regard to such instruments or documents that pertain to or relate to such person’s duties or business functions and in accordance with applicable Company policy.

Section 5.14 Action with Respect to Securities of Other Corporations or Entities. The Chief Executive Officer or any other officer of the Corporation authorized by the Board of Directors or the Chief Executive Officer is authorized to vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares or other equity interests of any other corporation or entity or corporations or entities standing in the name of the Corporation. The authority herein granted may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by the person having such authority.

Section 5.15 Delegation. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding the foregoing provisions of this Article V.

ARTICLE VI

INDEMNIFICATION AND ADVANCEMENT OF EXPENSES

Section 6.1 Right to Indemnification. Each person who was or is a party or is threatened to be made a party to, or was or is otherwise involved in, any action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry, judicial, administrative or legislative hearing or any other threatened, pending or completed proceeding, whether brought by or in the right of the Corporation or otherwise, including any and all appeals, whether of a civil, criminal, administrative, legislative, investigative or other nature (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer (which means, for purposes of this Article VI, any individual designated by the Board of Directors as an “officer” for purposes of Section 16 of the Exchange Act or for purposes of these Bylaws) of the Corporation or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, employee, agent or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter, an “indemnitee”), or by reason of anything done or not done by him or her in any such capacity, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes, penalties and amounts paid in settlement by or on behalf of the indemnitee) actually and reasonably incurred by such indemnitee in connection therewith, all on the terms and conditions set forth in these Bylaws; provided, however, that, except as otherwise required by law or provided in Section 6.3 with respect to suits to enforce rights under this Article VI, the Corporation shall indemnify any such indemnitee in connection with a proceeding, or part thereof, voluntarily initiated by such indemnitee (including claims and counterclaims, whether such counterclaims are asserted by: (i) such indemnitee; or (ii) the Corporation in a proceeding initiated by such indemnitee) only if such proceeding, or part thereof, was authorized or ratified by the Board of Directors or the Board of Directors otherwise determines that indemnification or advancement of expenses is appropriate.

Section 6.2 Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 6.1, an indemnitee shall, to the fullest extent permitted by law, also have the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any proceeding in advance of its final disposition (hereinafter, an “advancement of expenses”); provided, however, that an advancement of expenses shall be made only upon delivery to the Corporation of an undertaking (hereinafter, an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision of a court of competent jurisdiction from which there is no further right to appeal (hereinafter, a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article VI or otherwise; provided, further, that an indemnitee shall not be entitled to advancement of expenses under this Section 6.2 with respect to any proceeding brought by or in the right of the Corporation against such indemnitee that is authorized or ratified by the Board of Directors; and provided, further, that the Corporation shall not advance or continue to advance expenses to an indemnitee under this Section 6.2 (except by reason of the fact that the indemnitee is or was a director of the Corporation) if a determination is reasonably made by the Board of Directors that the facts known at the time such determination is made demonstrate clearly and convincingly that the indemnitee acted in bad faith or in a manner that the Indemnitee did not reasonably believe to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal proceeding, that the indemnitee had reasonable cause to believe his or her conduct was unlawful.

Section 6.3 Right of Indemnitee to Bring Suit. If a request for indemnification under Section 6.1 is not paid in full by the Corporation within 60 days, or if a request for an advancement of expenses under Section 6.2 is not paid in full by the Corporation within 20 days, after a written request has been received by the Secretary, the indemnitee may at any time thereafter bring suit against the Corporation in a court of competent jurisdiction in the State of Delaware seeking an adjudication of entitlement to such indemnification or advancement of expenses. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit to the fullest extent permitted by law. Notwithstanding the foregoing, (i) in any suit brought by an officer to enforce a right to indemnification or advancement hereunder, it shall be a defense that the officer has not met any applicable standard of conduct for indemnification set forth in the DGCL or for advancement under these Bylaws, (ii) in any suit brought by a director to enforce a right to indemnification hereunder (but not in a suit brought by a director to enforce a right to an advancement of expenses), it shall be a defense that the director has not met any applicable standard of conduct for indemnification set forth in the DGCL and (iii) in any suit brought by the Corporation to recover an advancement of expenses, the Corporation shall be entitled to recover such expenses upon a final adjudication that the indemnitee has not met any applicable standard of conduct for indemnification set forth in the DGCL or, in the case of an officer, has not met the applicable standard of conduct for advancement set forth in these Bylaws. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under applicable law, this Article VI or otherwise shall be on the Corporation.

Section 6.4 Non-Exclusivity of Rights; Insurance. The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any law, agreement, vote of stockholders or disinterested directors, provisions of a certificate of incorporation or bylaws or otherwise. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Section 6.5 Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent and in the manner permitted by law, and to the extent authorized from time to time, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation or its subsidiaries.

Section 6.6 Nature of Rights. The rights conferred upon indemnitees in this Article VI shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VI that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

Section 6.7 Settlement of Claims. Notwithstanding anything in this Article VI to the contrary, the Corporation shall not be liable to indemnify any indemnitee under this Article VI for any amounts paid in settlement of any proceeding effected without the Corporation’s written consent, which consent shall not be unreasonably withheld.

Section 6.8 Subrogation. In the event of payment under this Article VI, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the indemnitee (excluding insurance obtained on the indemnitee’s own behalf), and the indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit to enforce such rights.

Section 6.9 Exclusions; Severability. Notwithstanding anything in these Bylaws to the contrary, the rights granted pursuant to this Article VI, including any right to advancement of expenses, shall not apply to any claims or proceeding(s) by or in the name of the Corporation that are authorized by the Board to recoup or recover any amounts pursuant to Exchange Act Section 16(b), any policy adopted by the Corporation pursuant to Exchange Act Section 10D or any other Board-adopted clawback policy, or that the Corporation is otherwise prohibited from indemnifying under applicable law or any other claim or proceeding(s) that is expressly excepted from the claims and proceedings for which advancement or indemnification is provided pursuant to the terms of an indemnification agreement, if any, between the Corporation and the indemnitee. If any provision or provisions of this Article VI shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law: (a) the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not by themselves invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby, and (b) to the fullest extent possible, the provisions of this Article VI (including, without limitation, all portions of any paragraph of this Article VI containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent of the parties that the Corporation provide protection to the indemnitee to the fullest extent set forth in this Article VI.

ARTICLE VII

CAPITAL STOCK

Section 7.1 Certificates of Stock. The shares of the Corporation shall be represented by certificates; provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation (at which time such shares shall be uncertificated shares). Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by any two authorized officers of the Corporation, including, without limitation, the Chief Executive Officer, the President, the Chief Financial Officer and the Secretary, certifying the number of shares owned by such holder in the Corporation. Any or all such signatures may be an electronic signature. In case any officer, transfer agent or registrar who has signed or whose electronic signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 7.2 Transfers of Stock. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation upon authorization by the registered holder thereof or by such holder’s attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation or a transfer agent for such stock, and if such shares are represented by a certificate, upon surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of any taxes thereon; provided, however, that the Corporation shall be entitled to recognize and enforce any lawful restriction on transfer. Transfers may also be made in any manner authorized by the Corporation (or its authorized transfer agent) and permitted by the DGCL.

Section 7.3 Lost Certificates. The Corporation may issue a new share certificate or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate or the owner’s legal representative to give the Corporation a bond (or other adequate security) sufficient to indemnify it against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares. The Board of Directors may adopt such other provisions and restrictions with reference to lost certificates, not inconsistent with applicable law, as it shall in its discretion deem appropriate.

Section 7.4 Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.

Section 7.5 Record Date for Determining Stockholders.

(a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjourned meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business (as defined in Section 2.10(c)(ii) above) on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjourned meeting and to any postponement of a meeting that is to a date not more than 60 days after the record date; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned or postponed meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned or postponed meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(c) Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to express consent to corporate action without a meeting, when no prior action of the Board of Directors is required by law, shall be the first date on which a signed consent setting forth the action taken or proposed to be taken was delivered to the Corporation in accordance with Section 2.11. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to express consent to corporate action without a meeting, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 7.6 Regulations. To the extent permitted by applicable law, the Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares of stock of the Corporation.

Section 7.7 Waiver of Notice. Whenever notice is required to be given under any provision of the DGCL or the Certificate of Incorporation or these Bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, the Board of Directors or a committee of the Board of Directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these Bylaws.

ARTICLE VIII

GENERAL MATTERS

Section 8.1 Fiscal Year. The fiscal year of the Corporation shall begin on the first day of January of each year and end on the last day of December of the same year, or shall extend for such other 12 consecutive months as the Board of Directors may designate.

Section 8.2 Corporate Seal. The Board of Directors may provide a suitable seal, if any, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer or any other officer or employee of the Corporation authorized by the Board of Directors.

Section 8.3 Reliance upon Books, Reports and Records. Each director and each member of any committee designated by the Board of Directors shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 8.4 Subject to Law and Certificate of Incorporation. All powers, duties and responsibilities provided for in these Bylaws, whether or not explicitly so qualified, are qualified by the Certificate of Incorporation (including without limitation any Preferred Stock Designation and any terms of the Certificate of Incorporation relating to the rights of the Founder Directors and/or Class B Holders) and applicable law.

Section 8.5 Electronic Signatures, etc. Except as otherwise required by the Certificate of Incorporation or these Bylaws, any document, including, without limitation, any consent, agreement, certificate or instrument, required by the DGCL, the Certificate of Incorporation or these Bylaws to be executed by any officer, director, stockholder, employee or agent of the Corporation may be executed using any form of electronic signature to the fullest extent permitted by applicable law. All other contracts, agreements, certificates or instruments to be executed on behalf of the Corporation may be executed using any form of electronic signature to the fullest extent permitted by applicable law. The terms “electronic mail,” “electronic mail address,” “electronic signature” and “electronic transmission” as used herein shall have the meanings ascribed thereto in the DGCL.

ARTICLE IX

AMENDMENTS

Section 9.1 Amendments. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal these Bylaws. The stockholders may also adopt, amend or repeal any provision of these Bylaws as provided in the Certificate of Incorporation.

Effective as of ____________, 2026

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